Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Information Incorporated by Reference” in the Statement of Additional Information and “Financial Statements” and “Financial Highlights” in the Prospectus, and to the incorporation by reference in the Statement of Additional Information of our report dated February 20, 2018, on the December 31, 2017 financial statements and financial highlights of Principal Variable Contracts Funds, Inc., in this Registration Statement under the Securities Act of 1933 (Form N-14 No. 002-35570) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 2, 2018